UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2007

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2007 Nordson Corporation (the "Company"), entered into a $400 million unsecured multicurrency credit facility (the "Credit Facility") pursuant to the terms and conditions of that certain Credit Agreement (the "Credit Agreement"), dated as of July 13, 2007, by the Company and the "Banks" (as defined in the Credit Agreement) with KeyBank National Association ("KeyBank") and J.P. Morgan Securities Inc. as co-lead arrangers. The Credit Facility has a five-year term and includes a $30 million subfacility for swing-line loans. The Credit Facility may be increased from $400 million up to $500 million under certain conditions. The swing-line loans bear interest at KeyBank’s cost of funds plus the applicable margin then in effect with respect to the Credit Facility. The Credit Facility bears interest at the LIBOR rate plus an applicable margin ranging from .28% to .725% based on the Company’s consolidated leverage ratio. The Credit Agreement also contains customary events of default and covenants related to limitations on indebtedness and the maintenance of certain financial ratios. This Credit Agreement replaces the Company’s existing Credit Agreement (the "Prior Credit Agreement") under which the Company entered into a $300 million revolving credit facility maturing in October 2009 (the "Prior Credit Facility").

The Company had balances outstanding under the Prior Credit Facility that have been transferred to the Credit Facility. The Company was in compliance with the financial covenants and other restrictions of the Prior Credit Agreement and is in compliance with the financial covenants and other restrictions of the Credit Agreement.

The foregoing is a summary of the terms and conditions of the Credit Agreement and does not purport to be a complete discussion of this document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement annexed to this Form 8-K as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01, "Entry into a Material Definitive Agreement," is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

c.) Exhibits

10.1 Credit Agreement dated July 13, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

July 17, 2007	By:	Gregory A. Thaxton

Name: Gregory A. Thaxton
Title: Vice President, Controller

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated July 13, 2007